POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes, and appoints each of J. Paul Jullienne, Matthew E. Bell, and Christopher Dana and any duly appointed Corporate Secretary or Assistant Secretary of Unum Group (the “Company”), or any of them acting singly, and with full power of substitution, re-substitution, and delegation, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power and authority to act for the undersigned and in the undersigned’s name, place, and stead, in the undersigned’s capacity as an officer, director, or stockholder of the Company, to:
(1)obtain credentials (including codes or passwords) and take such other actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (i) preparing, executing, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;
(2)prepare and execute any and all forms, schedules, or other documents (including any exhibits or amendments thereto) the undersigned is required to file, or which the Attorney-in-Fact deems necessary or advisable for the undersigned to file, with the SEC in accordance with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act), or the rules and regulations thereunder, or in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules, and other documents being referred to herein as “SEC Filings”);
(3)submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under paragraph (5) below;
(4)submit, file, or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded;
(5)act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s account; and (v) taking any other actions contemplated by Rule 10 of Regulation S-T;
(6)cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators, pursuant to that delegated entity designation, to appoint, remove, or replace users for the undersigned’s EDGAR account;
(7)seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including any brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to the Attorney-in-Fact and further approves and ratifies any such release of information; and
(8)take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by the

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undersigned, it being understood that the documents executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in the Attorney-in-Fact’s sole discretion.
The undersigned hereby acknowledges that (a) the Attorney-in-Fact is serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to the Attorney-in-Fact without independent verification of such information; (c) any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as the Attorney-in-Fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor the Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 13 and Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any Attorney-in-Fact by the undersigned in a signed writing delivered to the Attorney-in-Fact.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 21st day of May, 2026.

By:	/s/ Kristi A. Matus
Name:	Kristi A. Matus

NOTARIZATION

STATE OF TENNESSEE	)
)ss
COUNTY OF HAMILTON	)

This Power of Attorney was acknowledged before me on May 21, 2026, by Kristi A. Matus.

[NOTARY SEAL]	/s/ Janna Thomas
Notary Signature

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